Exhibit 99.1

Identiv Reports Second Quarter 2021 Results

Total Revenue Increases 26% Year-Over-Year, Driven by 39% Growth in RFID

Company Increases High End of Guidance to $106 million

FREMONT, Calif. — August 3, 2021 — Identiv, Inc. (NASDAQ: INVE), a global leader in digital security and identification, reported financial results for the second quarter ended June 30, 2021, demonstrating continued growth in the adoption of RFID and strong sales to the federal government.

Second Quarter and Subsequent Financial and Operational Highlights

•	Total revenue grew 26% year-over-year to $24.0 million with RFID revenue up 39% year-over-year

•	Strong growth in federal government sales, up 34% year-over-year

•	Premises growth accelerated, growing 23% year-over-year in Q2 vs 3% in Q1 2021

•	Premises software, services & recurring revenues expanded, to 32% of Premises revenues in Q2 vs 24% in Q1 2021

•	Exited the second quarter of 2021 with backlog for Q3 2021 of $14.6 million, up 46% sequentially; total Company backlog for all future shipments was up 26% year-over-year

•	Total new orders booked through the first three weeks of Q3 2021 was $6.3 million, up 44% over the same period prior year

•	Sequential improvement in GAAP and non-GAAP gross margins to 37% and 38%, respectively

•	Delivered operating leverage by decreasing GAAP operating expenses 8% while growing revenues 26% year-over-year

•	Maintained a strong balance sheet with $36.4 million in cash at the end of Q2 2021

•	Large mobile device customer introduced its 2022 designs, while going into full production ramp in Q3 2021 for its latest two designs

•	Completed prototype designs for auto-injector project, now in customer qualification

•	Increased breadth and pace of RFID design wins with a wide range of companies

•	Expanded RFID senior leadership with appointment of Amir Khoshniyati as VP of Business Development, Americas

Second Quarter 2021 Financial Results

Revenue for the second quarter of 2021 was $24.0 million, an increase of 26% from $19.1 million in the second quarter of 2020.

Revenues in the Identity segment grew 27% year-over-year to $14.8 million from $11.6 million, primarily due to higher sales of RFID products. Revenues in the Premises segment grew 23% year-over-year to $9.2 million from $7.5 million with revenue from our core systems and software sales up 29%.

GAAP gross margin was 37% in the second quarter of 2021, compared to 35% in the prior quarter and 40% in the second quarter of 2020, temporarily compressed due to continued near-term investments in technology and manufacturing processes and systems as well as by the mix of products within and across both business segments.

GAAP operating expenses, including research and development, sales, and marketing, and general and administrative were $9.1 million in the second quarter of 2021, compared to $10.0 million in the second quarter of 2020 reflecting leverage in the business model as expenses were reduced by 8% while revenues increased 26%.

GAAP net income in the second quarter of 2021 was $2.5 million, or $0.09 per diluted share, compared to GAAP net loss of $1.5 million, or $(0.09) per basic and diluted share, in the prior quarter and GAAP net loss of $2.7 million, or $(0.17) per basic and diluted share, in the second quarter of 2020.

Non-GAAP adjusted EBITDA in the second quarter of 2021 was $1.2 million, compared to $0.5 million in the second quarter of 2020.

Management Commentary

“In the second quarter of 2021, our growth momentum accelerated as we expected,” said Identiv CEO Steven Humphreys. “We grew total revenue by 26%, our Identity business by 27%, and our RFID business by 39% year-over-year. Identiv’s key growth driver continues to be RFID, where we maintained our 100% customer retention rate. In addition, we achieved meaningful milestones in our RFID projects with a major mobile device provider, auto-injector client, and in the cannabis industry. We also broadened our base of customers integrating NFC-based RFID into their products. We continue to move new designs through the production cycle, serving all use cases as we expand our leadership position in the fast-growing RFID market.

“Our Premises business also had a strong quarter, with sales up 23% year-over-year. Federal government sales were particularly robust, with 34% growth year-over-year. We’re also seeing a rebound in commercial sales across multiple verticals, including retail, banking, and even travel. We expect to see continued growth in Premises through the second half of 2021 as demand for our highly secure platform, subscription and full cloud offerings, as well as with our newly launched video intelligence system, remains strong.

“Our primary areas of focus – growing our RFID business and solidifying our position as an industry leader, delivering on the great demand strength of the federal market, and increasing our revenue predictability with customer retention, expanded use of consumables, and recurring revenues – all made progress in Q2. We remain on track to hit our growth projections with potential upsides in the near-term and into 2022.”

Chief Financial Officer Transition

Identiv also announced today that Chief Financial Officer Sandra Wallach will step down from her current position. With support from the Board of Directors and other members of the management team, Identiv has initiated a search process with a nationally recognized executive search firm for a new CFO to execute on the Company’s long-term growth plans. An interim CFO is expected to be announced in the coming days and operate in that capacity until a new CFO has been appointed.

“I’d like to thank Sandra for her financial leadership as we’ve built Identiv into a strong growth company. She’s been a great partner over the past four years,” said Steven Humphreys. “We’ll miss her and wish her the very best as she goes to other challenges. We appreciate her strong support for our transition as well as for our search for the right financial leader to help us take Identiv to the next level of growth in our exciting markets.”

Financial Outlook

Identiv provides guidance based on current market conditions and expectations. Momentum exiting the second quarter combined with the strong backlog growth provides management with confidence to increase the Company’s growth expectations for fiscal year 2021. Management is therefore increasing the upper end of the range of its expected revenues to $100 million to $106 million. Normal seasonality is expected to continue with momentum building quarter over quarter through the end of the year.

Conference Call

Identiv management will hold a conference call today (August 3, 2021) at 5:00 p.m. ET (2:00 p.m. PT) to discuss second quarter 2021 financial results. A question-and-answer session will follow management’s presentation.

Toll-Free Number: +1 888.506.0062

International Number: +1 973.528.0011

Call ID: 490856

Webcast link: Register and Join

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Investor Relations at +1.949.574.3860.

The conference call will be broadcast simultaneously and available for replay here.

The replay of the call will be available after 8 PM ET on the same day through August 17, 2021 under +1 877.481.4010 (Toll-Free Replay Number) and +1 919.882.2331 (International Replay Number) with Replay ID: 41949.

About Identiv

Identiv, Inc. is a global leader in digitally securing the physical world. Identiv’s platform encompasses RFID and NFC, cybersecurity, and the full spectrum of physical access, video, and audio security. Identiv is a publicly traded company, and its common stock is listed on the NASDAQ Stock Market LLC in the U.S. under the symbol “INVE.” For more information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with GAAP, including non-GAAP adjusted EBITDA and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. The non-GAAP adjusted EBITDA discussed above excludes items that are included in GAAP net income (loss), GAAP operating expenses, and GAAP gross margin, and excludes provision for income taxes, interest expense, foreign currency (gains) losses, stock-

based compensation, amortization and depreciation, decrease in fair value of earnout liability, acquisition related transaction costs, restructuring and severance, and gain on forgiveness of Paycheck Protection Program note. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, decrease in fair value of earnout liability, acquisition related transaction costs, and restructuring and severance. For historical periods, the exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of the Company’s management and can be identified by words such as “anticipates”, “believes”, “plans”, “will”, “intends”, “expects”, and similar references to the future. Any statement that is not a historical fact, including statements regarding the Company’s expectations regarding future operating and financial outlook and performance, including statements regarding 2021 expectations and 2021 guidance and the Company’s ability to meet such guidance, the Company’s expectations regarding potential upside in its future financial results, the Company’s beliefs regarding its ability to achieve its business and strategic objectives and growth expectations and expected benefits thereof, the drivers of momentum in its business, the Company’s beliefs regarding customer demand, customer production and design wins and the associated benefits, the Company’s beliefs regarding its ability to execute on its key initiatives and the potential benefits thereof, the Company’s beliefs regarding gross margin compression and the reasons for such compression, the Company’s beliefs regarding its competitive position, and the Company’s beliefs regarding design wins, backlog and future orders is a forward-looking statement. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to the Company’s ability to continue the momentum in its business, its ability to successfully execute its business strategy, its ability to capitalize on trends in its business, the level and timing of customer orders, the success of its products and partnerships, industry trends and seasonality, the impact of COVID-19, the effects of shortages of semiconductors and factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2020, Quarterly Report on Form 10-Q for the quarter ended March 31, 2021 and subsequent reports filed with the U.S. Securities and Exchange Commission. All forward-looking statements are based on information available to us on the date hereof, and we assume no obligation to update such statements.

Investor Relations Contact:

Matt Glover and Sophie Pearson

Gateway Investor Relations

+1 949.574.3860

IR@identiv.com

Media Contact:

press@identiv.com

Identiv, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Net revenue	$23,993	$22,162	$19,105	$46,155	$37,225
Cost of revenue	15,153	14,470	11,393	29,623	22,013

Gross profit	8,840	7,692	7,712	16,532	15,212

Operating expenses:
Research and development	2,131	2,337	2,422	4,468	5,018
Selling and marketing	4,147	4,064	4,236	8,211	8,733
General and administrative	2,595	2,125	2,151	4,720	4,342
Decrease in fair value of earnout liability	—	—	(261)	—	(261)
Restructuring and severance	274	388	1,417	662	1,482

Total operating expenses	9,147	8,914	9,965	18,061	19,314

Loss from operations	(307)	(1,222)	(2,253)	(1,529)	(4,102)
Non-operating income (expense):
Interest expense, net	(144)	(245)	(407)	(389)	(659)
Gain on forgiveness of Paycheck Protection Program note	2,946	—	—	2,946	—
Foreign currency gains (losses), net	—	46	(30)	46	56

Income (loss) before income tax provision	2,495	(1,421)	(2,690)	1,074	(4,705)
Income tax provision	(29)	(44)	(59)	(73)	(91)

Net income (loss)	2,466	(1,465)	(2,749)	1,001	(4,796)
Cumulative dividends on Series B preferred stock	(286)	(284)	(272)	(570)	(543)

Net income (loss) attributable to common stockholders	$2,180	$(1,749)	$(3,021)	$431	$(5,339)

Net income (loss) per share:
Basic	$0.10	$(0.09)	$(0.17)	$0.02	$(0.30)
Diluted	$0.09	$(0.09)	$(0.17)	$0.02	$(0.30)
Weighted average shares used in computing net income (loss) per common share:
Basic	21,908	18,443	17,941	20,185	17,730
Diluted	28,751	18,443	17,941	21,092	17,730

Identiv, Inc.

Consolidated Balance Sheets

(in thousands)

(unaudited)

	June 30, 2021	March 31, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$36,370	$11,518	$11,409
Accounts receivable, net of allowances	17,746	18,911	18,927
Inventories	21,894	19,308	20,296
Prepaid expenses and other assets	4,676	3,065	2,813

Total current assets	80,686	52,802	53,445
Property and equipment, net	4,101	3,768	2,827
Operating lease right-of-use assets	2,683	2,974	3,405
Intangible assets, net	7,036	7,299	7,563
Goodwill	10,299	10,281	10,266
Other assets	1,094	1,142	1,171

Total assets	$105,899	$78,266	$78,677

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,635	$10,217	$10,964
Contractual payment obligation	531	788	1,040
Financial liabilities	9,853	22,334	20,084
Operating lease liabilities	1,265	1,243	1,279
Deferred revenue	2,340	1,634	1,981
Accrued compensation and related benefits	2,943	2,858	2,985
Other accrued expenses and liabilities	4,537	3,643	3,240

Total current liabilities	30,104	42,717	41,573
Long-term operating lease liabilities	1,556	1,875	2,272
Long-term deferred revenue	281	331	385
Other long-term liabilities	268	363	258

Total liabilities	32,209	45,286	44,488

Total stockholders’ equity	73,690	32,980	34,189

Total liabilities and stockholders’ equity	$105,899	$78,266	$78,677

Identiv, Inc.

Reconciliation of GAAP and Non-GAAP Financial Information

(in thousands)

(unaudited)

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2021	2021	2020	2021	2020
Reconciliation of GAAP gross profit margin and non-GAAP gross profit margin
GAAP gross profit	$8,840	$7,692	$7,712	$16,532	$15,212

Reconciling items included in GAAP gross profit:
Stock-based compensation	48	33	41	81	81
Amortization and depreciation	254	227	297	481	588

Total reconciling items included in GAAP gross profit	302	260	338	562	669

Non-GAAP gross profit	$9,142	$7,952	$8,050	$17,094	$15,881

Non-GAAP gross profit margin	38%	36%	42%	37%	43%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$9,147	$8,914	$9,965	$18,061	$19,314

Reconciling items included in GAAP operating expenses:
Stock-based compensation	(649)	(725)	(710)	(1,374)	(1,310)
Amortization and depreciation	(238)	(239)	(506)	(477)	(1,062)
Decrease in fair value of earnout liability	—	—	261	—	261
Acquisition related transaction costs	—	—	(4)	—	(4)
Restructuring and severance	(274)	(388)	(1,417)	(662)	(1,482)

Total reconciling items included in GAAP operating expenses	(1,161)	(1,352)	(2,376)	(2,513)	(3,597)

Non-GAAP operating expenses	$7,986	$7,562	$7,589	$15,548	$15,717

Reconciliation of GAAP net income (loss) to non-GAAP adjusted EBITDA
GAAP net income (loss)	$2,466	$(1,465)	$(2,749)	$1,001	$(4,796)

Reconciling items included in GAAP net income (loss):
Income tax provision	29	44	59	73	91
Interest expense, net	144	245	407	389	659
Gain on forgiveness of Paycheck Protection Program note	(2,946)	—	—	(2,946)	—
Foreign currency losses (gains), net	—	(46)	30	(46)	(56)
Stock-based compensation	697	758	751	1,455	1,391
Amortization and depreciation	492	466	803	958	1,650
Decrease in fair value of earnout liability	—	—	(261)	—	(261)
Acquisition related transaction costs	—	—	4	—	4
Restructuring and severance	274	388	1,417	662	1,482

Total reconciling items included in GAAP net income (loss)	(1,310)	1,855	3,210	545	4,960

Non-GAAP adjusted EBITDA	$1,156	$390	$461	$1,546	$164